Exhibit 99.1

MeetMe®, Inc. Reports Financial Results for the Third Quarter of 2012

NEW HOPE, PA – November 7, 2012 – MeetMe®, Inc. (NYSE MKT: MEET), the public market leader in social discovery, today reported its financial results for the third quarter ended September 30, 2012.

•	Third quarter Revenue totaled $11.6 million, up 1,148% year-over-year.
o	Third quarter Revenue represents a 30% increase over the $8.9 million of Combined Revenue, a non-GAAP measure, of Quepasa and myYearbook during the same period a year ago.
•
Net Loss Allocable To Common Shareholders totaled $2.6 million or 7 cents per basic and diluted share in the third quarter of 2012, compared with a Net Loss Allocable To Common Shareholders of $3.5 million or 22 cents per basic and diluted share during the third quarter of 2011.

•	Adjusted EBITDA, a non-GAAP measure, totaled $95 thousand, an improvement from an Adjusted EBITDA loss of $852 thousand in the year ago period.
•	Mobile revenue grew 34% sequentially to $1.8 million, and 200% versus the same period a year ago, and now accounts for 20% of MeetMe-platform revenue.
•	International monthly active users increased 147% from June to 1.34 million in September following the launch of MeetMe in Spanish and Portuguese.

“MeetMe successfully completed the final milestones associated with the Quepasa-myYearbook merger, including the internationalization of the MeetMe web and mobile products and the transition of the Quepasa user-base to the MeetMe platform,” said John Abbott, CEO of MeetMe, Inc.  “We are now focused on continuing to expand our global footprint while at the same time monetizing our large and growing mobile audience.”

“International usage of MeetMe increased 147% in September compared to June. Now one out of every two new registrations is international. To continue this momentum, we look forward to expanding from three languages today to 13 languages over the course of the next five months,” noted Geoff Cook, COO of MeetMe, Inc. “In addition to expanding our global footprint, we’ve increased the share of mobile revenue by more than 300% since Q4 2011 to 20% of MeetMe platform revenue. To continue this progress, we plan to launch a new subscription-based revenue stream in Q1 2013, as well as two new freemium products. To expand our mobile advertising revenue, we will be launching a feed-based advertising solution into our location-based Live Feed. We look forward to continuing to close the mobile vs. web monetization gap by leveraging both members’ increased willingness to purchase on the mobile platform and the dramatic levels of mobile engagement.”

Third Quarter 2012 Financial Highlights

•	Revenue from Continuing Operations: MeetMe Revenue for the third quarter of 2012 was $11.6 million, up 1,148% from the $929 thousand recorded in the same period of 2011.
•
Net Loss: MeetMe Net Loss Allocable To Common Shareholders for the third quarter of 2012 was $2.6 million or $0.07 per share, an improvement from the Net Loss Allocable To Common Shareholders of $3.5 million or $0.22 per share in the same period of 2011.

•
Adjusted EBITDA: MeetMe Adjusted EBITDA for the third quarter of 2012 was $95 thousand or $0.00 per basic and diluted share, an improvement from an Adjusted EBITDA loss of $852 thousand or $0.05 per basic and diluted share, for the same period in 2011. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most directly comparable GAAP financial measures, below.)

•	Balance Sheet: MeetMe Cash and Cash Equivalents totaled $5.5 million at September 30, 2012.

Operating and Business Highlights

•	Core Platform (MeetMe) monthly active users (MAUs) totaled 3.94 million as of September 30, 2012, an increase of 36% year-over-year.
•	Core Platform daily active users (DAUs) totaled 1.11 million as of September 30, 2012, an increase of 23% year-over-year.

•	Mobile MAUs were 1.95 million as of September 30, 2012, an increase of 71% year-over-year.
•	MeetMe mobile applications were introduced in Spanish and Portuguese across the company’s major mobile platforms, including iPhone, iPad, and Android.
•	In September of 2012 MeetMe surpassed one million daily active users in the United States for the first time in its history.
•
Mobile revenue grew 34% sequentially over the second quarter and 200% vs. the same period a year ago, to $1.8 million. Mobile Spotlight products launched in Q1 contributed to 45% of mobile revenue. Mobile now accounts for 20% of MeetMe-platform revenue.

Summary Financial Information and Operational Metrics(1)

	3Q11	3Q12	Change
3Q Financial Highlights (millions)
Revenue – Advertising	$0.2	$6.5	2,741%
Revenue – Virtual Currency	$0.7	$5.1	627%
Revenue – Total(2)	$0.9	$11.6	1,148%
Net Loss Allocable To Common Shareholders	$(3.5)	$(2.6)	26%
Adjusted EBITDA	$(0.9)	$0.1	n/a

3Q Web and Mobile Metrics (millions)(3)	3Q11	3Q12	Change
Registered Users – New in Q3	1.4	4.6	244%
Registered Users – Cumulative	39.5	89.2	126%
Core Platform Monthly Active Users – Average	1.6	3.9	147%
Core Platform Daily Active Users - Average	0.2	1.1	630%
Total Visits (4)	30.2	384.5	1,173%
Total Page Views (4)	578.7	10,855.2	1,776%

Reconciliation of Combined Revenue (millions)(5)	3Q11	3Q12
MeetMe, Inc. - As Reported	$0.9	$11.6
myYearbook – pre-merger	$8.0	n/a
Combined Revenue	$8.9	$11.6

(1)	Summary Financial Information and Operational Metrics reflect MeetMe, Inc. as the reporting entity, and not combined data, unless otherwise noted.
(2)	Figures may not add due to rounding.
(3)	Core platform and registered user metrics for 3Q11 represent quepasa.com. Core platform and registered user metrics for 3Q12 represent meetme.com and its mobile applications.
(4)	Excludes iOS application and device metrics
(5)	See Use of Non-GAAP Financial Information below for important disclosure on combined revenue.

Webcast and Conference Call Details

MeetMe will host a conference call to discuss its third quarter 2012 financial results this afternoon at 4:30 p.m. ET. The conference call can be accessed by dialing toll-free 1-877-941-2069, or toll/international 1-480-629-9713. A webcast will also be available at the following link: http://public.viavid.com/index.php?id=102246. A replay of the call will also be available at the investors section of meetmecorp.com for one year.

MEETME, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,476,042	$8,271,787
Accounts receivable, net of allowance of $521,510 and $270,210, at September 30, 2012 and December 31, 2011, respectively	14,914,123	10,293,752
Notes receivable - current portion, including $0 and $559 of accrued interest, at September 30, 2012 and December 31, 2011, respectively	125,365	169,955
Prepaid expenses and other current assets	1,094,585	1,082,184
Restricted cash	-	275,000
Current asset from discontinued operations	-	149,796
Total current assets	21,610,115	20,242,474

Goodwill, net	70,646,036	70,646,036
Goodwill and intangible assets from discontinued operations, net	-	2,402,446
Intangible assets, net	7,235,856	8,567,772
Property and equipment, net	5,138,170	4,318,619
Property and equipment from discontinued operations, net	-	90,075
Other assets	506,376	385,683
Other assets from discontinued operations	-	151,591
Total assets	$105,136,553	$106,804,696

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$3,922,739	$1,841,595
Accrued expenses and other liabilities	2,819,900	1,713,870
Current liabilities from discontinued operations	295,196	693,947
Deferred revenue	308,510	70,516
Accrued dividends	69,455	169,455
Unearned grant income	-	9,040
Current portion of long-term debt	2,593,552	2,405,191
Total current liabilities	10,009,352	6,903,614

Long term debt, net of discount	9,183,072	9,255,508
Total liabilities	19,192,424	16,159,122

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, authorized 5,000,000 shares:
Convertible preferred stock Series A, $.001 par value; authorized - 1,000,000 shares; no shares issued and outstanding at September 30, 2012, Liquidation preference of $2,500,000	-	-
Convertible preferred stock Series A-1, $.001 par value; authorized - 5,000,000 shares; 1,000,000 shares issued and outstanding at September 30, 2012 and December 31, 2011.	1,000	1,000
Common stock, $.001 par value; authorized - 100,000,000 shares; 36,590,190 and 36,145,084 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	36,592	36,146
Additional paid-in capital	273,661,232	269,974,789
Accumulated deficit	(187,189,828)	(178,903,412)
Accumulated other comprehensive loss	(564,867)	(462,949)
Total stockholders’ equity	85,944,129	90,645,574
Total liabilities and stockholders’ equity	$105,136,553	$106,804,696

MEETME, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$11,598,432	$929,482	$35,049,022	$4,793,519
Operating Costs and Expenses:
Sales and marketing	2,656,955	328,118	6,099,594	955,964
Product development and content	7,883,987	1,515,499	22,605,195	4,575,294
General and administrative	2,001,950	774,342	6,325,796	2,624,613
Depreciation and amortization	1,025,421	96,943	2,888,960	276,634
Acquisition and restructuring costs	353,555	732,075	891,499	1,168,992
Total Operating Costs and Expenses	13,921,868	3,446,977	38,811,044	9,601,497
Loss from Operations	(2,323,436)	(2,517,495)	(3,762,022)	(4,807,978)
Other Income (Expense):
Interest income	3,866	15,426	13,758	49,460
Interest expense	(280,852)	(151,780)	(867,136)	(452,985)
Other income (expense), net	8,581	548	9,611	1,718
Total other income (expense)	(268,405)	(135,806)	(843,767)	(401,807)
Loss before income taxes	(2,591,841)	(2,653,301)	(4,605,789)	(5,209,785)
Income taxes	-	-	-	-
Net loss from continuing operations	$(2,591,841)	$(2,653,301)	$(4,605,789)	$(5,209,785)
Loss from discontinued operations, net of taxes	$-	$(859,511)	$(3,680,627)	$(2,098,762)
Net loss	$(2,591,841)	$(3,512,812)	$(8,286,416)	$(7,308,547)
Preferred stock dividends	-	-	-	(40,705)
Net Loss Allocable To Common Shareholders	$(2,591,841)	$(3,512,812)	$(8,286,416)	$(7,349,252)

Basic and diluted net loss per common shareholders:
Continuing operations	$(0.07)	$(0.17)	$(0.13)	$(0.32)
Discontinued operations	$-	$(0.05)	$(0.10)	$(0.13)
Basic and diluted net loss per common shareholders:	$(0.07)	$(0.22)	$(0.23)	$(0.45)
Weighted Average Number of Shares Outstanding, Basic and Diluted:	36,306,242	16,248,978	36,377,617	16,355,295

Net Loss	$(2,591,841)	$(3,512,812)	$(8,286,416)	$(7,349,252)
Foreign currency translation adjustment	(9,493)	213,296	(101,918)	244,770
Comprehensive Loss	$(2,601,334)	$(3,299,516)	$(8,388,334)	$(7,104,482)

MEETME, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted EBITDA

	For the Three Months Ended			For the Three Months Ended			For the Three Months Ended
	September 30, 2012	Per Basic Share	Per Diluted Share	September 30, 2011	Per Basic Share	Per Diluted Share	June 30, 2012	Per Basic Share	Per Diluted Share

Net loss from continuing operations allocable to common shareholders	$(2,591,841)	$(0.07)	$(0.07)	$(2,653,301)	$(0.17)	$(0.17)	$(721,877)	$(0.02)	$(0.02)
Interest expense	280,852	0.01	0.01	151,780	0.01	0.01	288,216	0.01	0.01
Depreciation and amortization	1,025,421	0.02	0.02	96,943	0.01	0.01	965,155	0.02	0.02
Amortization of stock based compensation	1,026,570	0.03	0.03	820,678	0.05	0.05	1,068,505	0.03	0.03
Acquisition and restructuring costs	353,555	0.01	0.01	732,075	0.05	0.05	247,877	0.01	0.01
Adjusted EBITDA	$94,557	$0.00	$0.00	$(851,825)	$(0.05)	$(0.05)	$1,847,876	$0.05	$0.05

Weighted average number of shares outstanding, Basic	36,306,242			16,248,978			36,240,472

Weighted average number of shares outstanding, Dilutive	39,270,388			16,248,978			40,414,856

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2012	Per Basic Share	Per Diluted Share	September 30, 2011	Per Basic Share	Per Diluted Share

Net loss from continuing operations allocable to common shareholders	$(4,605,789)	$(0.13)	$(0.11)	$(5,209,785)	$(0.32)	$(0.32)
Interest expense	867,136	0.02	0.02	452,985	0.03	0.03
Depreciation and amortization	2,888,960	0.09	0.07	276,634	0.02	0.02
Amortization of stock based compensation	2,905,155	0.08	0.07	2,371,593	0.14	0.14
Acquisition and restructuring costs	891,499	0.02	0.02	1,168,992	0.07	0.07
Adjusted EBITDA	$2,946,961	$0.08	$0.07	$(939,581)	$(0.06)	$(0.06)

Weighted average number of shares outstanding, Basic	36,377,617			16,355,295

Weighted average number of shares outstanding, Dilutive	40,452,074			16,355,295

About MeetMe, Inc.
MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 60% of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in English, Spanish and Portuguese.

Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding mobile monetization, expanding globally, expanding from three languages to 13 over the next five months and our plans regarding launching new products and the effectiveness of these new products.  All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include: the risk that unanticipated events affect the internationalization of our mobile products, the acceptance of our new brand internationally, issues that affect the functionality of our mobile application with popular mobile operating systems, any changes in such operating systems that degrade our mobile application’s functionality and other unexpected issues which could adversely affect usage on mobile devices, the effectiveness of our mobile software on smartphones and tablets, the willingness of our users to purchase virtual credits on their mobile devices, the willingness of users to try new product offerings and the willingness of Quepasa.com users to change to the MeetMe.com brand.  Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2011.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures
The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  We refer you to the reconciliations above.

On November 10, 2011, Quepasa Corporation and Insider Guides, Inc., owner of social network myYearbook, merged. The combined revenue results for the first quarter 2011 give effect to the merger as if it had been completed as of January 1, 2011. The combined revenue data is for informational purposes only and does not purport to present what our results would actually have been had the merger actually occurred on the dates presented or to project our results for any future period. The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Contact:
Robin Shallow
EVP Communications & Public Relations
MeetMe, Inc.
(215) 862-7823
robin@meetme.com
Follow us on Twitter @meetme

Investor Contact:
E. Brian Harvey
Vice President of Capital Markets and Investor Relations
MeetMe, Inc.
(215) 862-1162 x266
brian@meetme.com
Follow our business news on Twitter @meetmecorp